Exhibit 99.1

Cinedigm Reports Second Quarter and First Half Fiscal 2022 Results

First Half Revenues of $25.1 Million Up 90% Year-Over-Year

Second Quarter and First Half Streaming Revenues Up 139% and 157%, Respectively, Year-Over-Year

Second Quarter and First Half Ad-Supported Streaming Channel Revenues Up 208% and 247%, Respectively, Year-Over-Year

Second Quarter and First Half Subscription Streaming Channel Revenues Up 73% and 80%, Respectively, Year-Over-Year

First Half Net Income of $4.8 Million or $0.03 Per Share

LOS ANGELES, November 15, 2021- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), the leading independent streaming entertainment company super-serving enthusiast fan bases, today announced its results for the period ended September 30, 2021.

“We continued our strong momentum with another triple-digit streaming revenue growth performance in the second quarter. Led by our ad-supported streaming business, which increased by 208% in the quarter, total streaming revenues grew by 139% and are up 157% year to date. We registered this dramatic growth despite this quarter being the seasonally slowest period of the year,” said Chris McGurk, Cinedigm Chairman and CEO. “We look forward to continuing this momentum as we further broaden our robust enthusiast streaming channel portfolio and expand platform distribution into the next two fiscal quarters, which are the historically strongest seasonal periods of our business.”

McGurk continued, “With no debt and a strong cash position, we remain in excellent financial condition to continue on pace with accretive acquisitions to drive further growth in our streaming revenues. Organic growth and M&A, coupled with continued technology enhancements and supply-chain automation via our proprietary Matchpoint™ distribution platform and our blue-chip partnership ecosystem, will continue to fuel our rapid revenue growth leveraging all of our unique competitive business and technology advantages in streaming. We are well-positioned to scale the high volume of film & television content we license and deliver it to our partners at the click of a button, while at the same time reducing our operational costs.”

Key Second Quarter Financial Results (Quarter Ended September 30, 2021):

•	Consolidated revenues were $10.1 million, up 41% over the prior year quarter, driven by several factors including the addition of new streaming channels, an expansion of the Company’s distribution with new and existing Smart TV platforms, deploying new advertising technology from streaming partner Amagi, which had a material impact on the Company’s advertising fill and CPM rates, and Digital Cinema equipment sales;
•	Streaming channel revenues increased 139% over the prior year quarter;
•	Ad-supported streaming channel revenues increased 208% over the prior year quarter;
•	Subscription streaming channel revenues increased 73% over the prior year quarter;
•	Total operating expenses declined 6% in the quarter versus the prior year quarter, primarily driven by lower depreciation and amortization expense in the Cinema Equipment segment;
•	Adjusted EBITDA was $0.7 million in the current year quarter versus a negative $1.1 million in the prior year period, representing an increase of $1.8 million;
•	Recorded a net loss of $0.3 million, or nil - $0.00 per share, versus net loss of $26.6 million, or $(0.23) per share, in the prior year quarter, an increase of $26.4 million or $0.23 per share.

Key First Half Financial Results (Six-Months Ended September 30, 2021):

•	Consolidated revenues were $25.1 million, up 90% over the same period of the prior year, driven by several factors including the addition of new streaming channels, an expansion of the Company's distribution with new and existing Smart TV platforms, deploying new advertising technology from streaming partner Amagi, which had a material impact on the Company's advertising fill and CPM rates, and Digital Cinema Equipment sales;
•	Streaming channel revenues increased 157% over the same period of the prior year;
•	Ad-supported streaming channel revenues increased 247% over the same period of the prior year;
•	Subscription streaming channel revenues increased 80% over the same period of the prior year;
•	Combined Streaming/Digital content licensing revenues increased 88% over the same period of the prior year;
•	Adjusted EBITDA was $6.2 million in the current year versus a negative $1.3 million in the prior year period, representing an increase of $7.5 million;
•	Generated net income of $4.8 million, or $0.03 per share, versus a net loss of $46.6 million, or $(0.45) per share, in the same period of the prior year, an increase of $51.4 million or $0.48 per share;
•	Strong balance sheet with $12.6 million in cash and zero debt.

Key Business Highlights During Second Quarter Fiscal 2022 (Quarter ended September 30, 2021):

•	Total streaming minutes in the quarter rose to 1.22 billion, up 189%, from the prior year quarter;
•	Cumulative minutes streamed in the first half of the year were 2.59 billion, up more than 233% over the 778 million streamed in the prior year first half;
•	Total monthly ad-supported streaming channel viewers in the quarter were 32.9 million, up 122%, versus 14.8 million in the prior year quarter;
•	Total subscribers to the Company’s subscription video streaming services increased to approximately 717,000, up 469% from the prior year quarter;
•	Successfully launched Real Madrid TV, Robert Rodriguez’s El Rey Network, and The Only Way is Essex (“TOWIE”) channel with All3 Media. In just the first full moth of operation, the three channels were already delivering more than 5.6 million monthly viewers.
•	Closed the acquisition of Bloody Disgusting, a premiere multi-platform horror company with more than 20 million users;
•	Expanded the distribution of Cinedigm’s subscription and linear channel offerings to Comcast Xfinity, Dish’s Sling TV, and Youtube TV;
•	Completed the relaunch of Screambox and Fandor on Cinedigm’s proprietary streaming platform Matchpoint;
•	Launched two key NFT initiatives, Fandor Selects and Bloody Disgusting Blood Packs.

Erick Opeka, Chief Strategy Officer and President, Cinedigm Networks, stated, “Our technology-centric approach to scaled, enthusiast streaming continued to show immense progress this quarter as we reached new records for revenue growth. This has been driven by a razor-sharp focus on partnering with or acquiring the best brands and companies in streaming, growing and scaling audiences and minutes viewed, and leveraging our proprietary technology to launch, distribute and monetize as broadly and quickly as anyone in the industry.”

He continued, “We have completely transformed our business over the past few years by becoming a leader in tech-enabled independent streaming entertainment in the U.S. We developed a high growth streaming and digital business by driving rapid organic growth on top of our accretive roll-up strategy to acquire channels and content that enables us to super-serve our audiences. At the same time, we have continued to reduce costs by streamlining our operations and expanding the capabilities of our industry-leading proprietary Matchpoint™ technology further automating our internal digital supply-chain while also expanding the number of key partnerships across the digital and OTT ecosystem.”

The Company reiterates the recent long-term goals for the next 3-5 years:

•	Targeting at least 50% annual revenue growth in streaming and digital;
•	Growing revenue to $150 million through organic and acquired revenue;
•	Increasing monthly viewers to over 40 million;
•	Growing engagement to 1 billion connected TV Minutes from 0.5 billion per month; and
•	Growing the content library to 75,000 titles.

Corporate Updates:

•	On August 10, 2021, the Company announced the appointment of Ashok Amritraj to its Board of Directors;
•	On September 8, 20201, the Company announced the appointment of George De La Cruz as Executive Vice President of Accounting;
•	On September 14, 2021, the Company announced the appointment of John Canning as Chief Financial Officer.

Conference Call

Cinedigm will host a conference call today to discuss these results at 4:30pm ET / 1:30pm PT.

Investors may access a live webcast of the call on the Company’s website at https://investor.cinedigm.com/events-and-presentations or by dialing 1-844-200-6205 within North America or +1-929-526-1599 from international locations using access code 443792 to be connected to the call. Participants should dial in at least 10 minutes prior to the start of the call.

A replay of the webcast will be available by accessing the Company’s website at https://investor.cinedigm.com/events-and-presentations.

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About Cinedigm

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. As a leader in the rapidly evolving streaming ecosystem, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly-scalable Matchpoint™ technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Media Contact:	Investor Relations Contact:
DKC Public Relations	High Touch Investor Relations
cinedigm@dkcnews.com	Cinedigm@htir.net

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,645	$16,849
Accounts receivable, net	24,151	21,093
Inventory	122	166
Unbilled revenue	2,074	1,377
Prepaid and other current assets	3,610	3,657
Total current assets	42,602	43,142
Restricted cash	-	1,000
Equity investment in Starrise, a related party, at fair value	7,443	6,443
Property and equipment, net	2,546	3,500
Right-of-use assets	31	100
Intangible assets, net	16,367	9,860
Goodwill	13,527	8,701
Other long-term assets	1,385	2,700
Total assets	$83,901	$75,446
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$52,741	$46,627
Current portion of notes payable	-	1,956
Current portion of notes payable, non-recourse	-	7,786
Current portion of deferred consideration on purchase of a business	465	-
Current portion of earnout consideration on purchase of a business	277	-
Operating lease liabilities, current portion	28	87
Current portion of deferred revenue	167	924
Total current liabilities	53,678	57,380
PPP Loan	-	2,152
Deferred consideration on purchase of a business, net of current portion	1,515	-
Earnout consideration on purchase of a business, net of current portion	1,184	-
Operating lease liabilities, net of current portion	3	13
Other long-term liabilities	-	19
Total liabilities	56,380	59,564
Commitments and contingencies
Stockholders’ equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at September 30, 2021 and March 31, 2021. Liquidation preference of $3,737	3,559	3,559
Common stock, $0.001 par value; Class A stock 200,000,000 and 200,000,000 shares authorized at September 30, 2021 and March 31, 2021, respectively; 170,426,311 and 167,542,404 shares issued and 169,110,460 and 166,228,568 shares outstanding at September 30, 2021 and March 31, 2021, respectively	167	164
Additional paid-in capital	506,111	499,272
Treasury stock, at cost; 1,315,851 and 1,313,836 Class A common shares at September 30, 2021 and March 31, 2021, respectively	(11,608)	(11,603)
Accumulated deficit	(469,255)	(474,080)
Accumulated other comprehensive loss	(87)	(68)
Total stockholders’ equity of Cinedigm Corp.	28,887	17,244
Deficit attributable to noncontrolling interest	(1,366)	(1,362)
Total equity	27,521	15,882
Total liabilities and equity	$83,901	$75,446

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenues	$10,103	$7,182	$25,118	$13,200
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	3,333	4,330	7,964	7,009
Selling, general and administrative	7,159	6,168	13,202	10,008
Recovery for doubtful accounts	111	(193)	(40)	(193)
Depreciation and amortization of property and equipment	440	1,345	1,089	2,869
Amortization of intangible assets	696	591	1,543	1,181
Total operating expenses	11,517	12,241	23,758	20,874
Income (loss) from operations	(1,414)	(5,059)	1,360	(7,674)
Interest expense, net	(36)	(1,194)	(180)	(2,484)
Gain (loss) on forgiveness of PPP loan and extinguishment of note payable	-	(335)	2,178	(312)
Change in fair value of equity investment in Starrise, a related party	666	(19,832)	1,000	(35,626)
Other expense, net	102	(327)	91	(521)
Income (loss) before income taxes	(682)	(26,747)	4,449	(46,617)
Income tax benefit	487	181	550	181
Net income (loss)	(195)	(26,566)	4,999	(46,436)
Net income (loss) attributable to noncontrolling interest	11	23	4	37
Net income (loss) attributable to controlling interests	(184)	(26,543)	5,003	(46,399)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net income (loss) attributable to common stockholders	$(273)	$(26,632)	$4,825	$(46,577)
Net income (loss) per Class A common stock attributable to common stockholders - basic:	$-	$(0.23)	$0.03	$(0.45)
Weighted average number of Class A common stock outstanding: basic	168,275,139	114,532,217	167,524,744	104,529,411
Net income (loss) per Class A common stock attributable to common stockholders - diluted:	$-	$(0.23)	$0.03	$(0.45)
Weighted average number of Class A common stock outstanding: diluted	168,275,139	114,532,217	170,743,885	104,529,411

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment, change in fair value on equity investment in Starrise and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net loss from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net loss from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net loss from continuing operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Three Months Ended September 30,
($ in thousands)	2021	2020
Net loss	$195	$26,566
Add Back:
Income tax expense (benefit)	487	(181)
Depreciation and amortization of property and equipment	440	1,345
Amortization of intangible assets	696	591
Loss on extinguishment of note payable	-	335
Interest expense, net	36	1,194
Change in fair value on equity investment in Starrise	(666)	19,832
Acquisition, integration and other expense	2	1,291
Recovery benefit of doubtful accounts	(111)	-
Stock-based compensation	946	1,035
Net income attributable to noncontrolling interest	11	23
Adjusted EBITDA	$672	$(1,101)

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(298)	$(1,239)
Amortization of intangible assets	-	(7)
Stock-based compensation and expenses	-	-
Acquisition, integration and other expense	(60)	-
Provision for doubtful accounts	-	-
Income from operations	(2,320)	1,384
Adjusted EBITDA from non-cinema equipment business	$(2,006)	$(963)

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Six Months Ended September 30,
($ in thousands)	2021	2020
Net income (loss)	$4,999	$(46,436)
Add Back:
Income tax benefit	(550)	(181)
Depreciation and amortization of property and equipment	1,089	2,869
Amortization of intangible assets	1,543	1,181
(Gain) loss on forgiveness of PPP loan and extinguishment of note payable	(2,178)	312
Interest expense, net	180	2,484
Change in fair value on equity investment in Starrise	(1,000)	35,626
Acquisition, integration and other expense	176	1,590
Recovery benefit of doubtful accounts	(40)	-
Stock-based compensation	1,929	1,212
Net income attributable to noncontrolling interest	4	37
Adjusted EBITDA	$6,152	$(1,306)

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(805)	$(2,642)
Amortization of intangible assets	-	(15)
Stock-based compensation and expenses	-	-
Acquisition, integration and other expense	(11)	-
Provision for doubtful accounts	(103)	-
Income from operations	(7,232)	3,045
Adjusted EBITDA from non-cinema equipment business	$(1,793)	$(918)